  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements Nos. 333-228983, 333-227866, 333-225053 and 333-220509 on Forms S-3 and Registration Statements Nos. 333-229517, 333-219027, and 333-189748 on Forms S-8 of Youngevity International, Inc. (the “Company”) of our report dated June 24, 2021, relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

/s/ MaloneBailey, LLP
Houston, Texas
June 24, 2021